Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Investor Contact: Roger L. Mann
Unizan Financial Corp.
President and Chief Executive Officer
Telephone: 330.438.1118 or 1.866.235.7203
E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman
Unizan Financial Corp.
Vice President, Corporate Communications
Telephone: 330.438.4858
E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

CANTON, Ohio – October 21, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), today reported net income of $5.7 million for the quarter ended September 30, 2005, or $0.26 per diluted share, a 14% increase compared with net income of $5.0 million, or $0.23 per diluted share, for the second quarter of 2005 and a 98% increase compared with net income of $2.9 million, or $0.13 per diluted share, for the quarter ended September 30, 2004.

“Our third quarter results continue to reflect solid improvement in our net income during the first nine months of 2005,” said Roger L. Mann, Unizan Financial Corp. President and Chief Executive Officer. “I continue to be extremely pleased with the commitment demonstrated by our staff as we progress through the 2005 calendar year,” concluded Mann.

Net income for the nine months ended September 30, 2005 was $15.2 million, or $0.69 per diluted share, compared to $8.4 million, or $0.38 per diluted share, for the same period in 2004.

Net interest income - Net interest income was $16.9 million for the three months ended September 30, 2005, down 0.9% from the previous quarter and up 5.0% from the same quarter last year. The net interest margin was 3.05% for the third quarter of 2005 compared to 3.07% for the second quarter of 2005 and 2.75% for the third quarter of 2004 while average earning assets during the third quarter of 2005 declined 1.3% from the prior quarter and 5.7% from the year ago quarter.

Provision for loan losses – The provision for loan losses was $1.7 million for the three months ended September 30, 2005, compared to $1.4 million in the previous quarter and $3.8 million in the third quarter of 2004. The provision for the third quarter of 2004 was impacted by increases in non-performing and impaired loans as well as by higher loss factors being applied to certain loan types. Net charge-offs were $2.5 million for the third quarter of 2005 compared to $2.0 million in the previous quarter and $2.3 million in the year ago quarter. The increase in net charge-offs from the second quarter of 2005 was primarily attributed to one aircraft loan charge-off in the amount of $590 thousand. No aircraft loans were charged-off in the second quarter of 2005 or third quarter of 2004. The allowance for loan losses as a percentage of total loans was 1.40% at September 30, 2005 as compared to 1.41% at year end 2004 and 1.39% at September 30, 2004.

Other income - Other income was $8.7 million for the third quarter of 2005 compared with $7.1 million for the second quarter of 2005 and $7.2 million for the third quarter of 2004. Results for the third quarter of 2005 benefited from additional bank owned life insurance income attributed to death benefit claims totaling $836 thousand and an $800 thousand gain on the sale of agreements with merchant services customers. The third quarter 2004 results included a $488 thousand gain from the sale of the Company’s Wooster Financial Center.

Trust, financial planning, brokerage and insurance sale revenue decreased $368 thousand, or 15.8%, as compared to the prior quarter and increased $171 thousand, or 9.5%, as compared to the year ago quarter. The decrease from the previous quarter was mainly attributed to the seasonality of tax related fee income during the second quarter while the increase from a year ago mainly resulted from improved market conditions. Customer service fees, representing service charges on deposits and fees for other banking services, increased by $39 thousand, or 2.3%, from the second quarter of 2005 and decreased by $102 thousand, or 5.5%, from the third quarter of 2004. The increase compared to the prior quarter was mainly attributed to pricing changes for insufficient funds transactions while the decrease from the third quarter of 2004 continued to result from changes in consumer behavior as well as increases in earnings credits due to higher short term interest rates which offset business account service charges.

Gains on sales of loans totaled $1.3 million, compared with $1.1 million in the second quarter of 2005 and $1.0 million in the third quarter of 2004. During the third quarter of 2005, gains from the sale of the guaranteed portion of Small Business Administration (SBA) and other government guaranteed loans were $1.0 million, compared with $944 thousand of gains in the second quarter of 2005 and $898 thousand of gains in the third quarter of 2004.

Gains from the sale of residential mortgage loans in the third quarter of 2005 were $222 thousand on sales of loans totaling $18.4 million compared with $125 thousand of gains on the sale of $12.3 million of loans in the second quarter of 2005 and $110 thousand of gains on sales of $11.7 million of loans in the third quarter of 2004. The increase from the prior quarter resulted primarily from the seasonality of mortgage origination activity while the increase from the year ago quarter was mainly attributed to lower market interest rates for fixed rate loans in 2005.

There were no net security gains or losses in the third quarter of 2005 or the second quarter of 2005 compared to $60 thousand of losses in the third quarter of 2004. The net losses in the third quarter of 2004 resulted primarily from the sale of the Company’s equity securities portfolio.

Other expense - Other expense was $16.1 million for the three months ended September 30, 2005, up $606 thousand, or 3.9%, from the previous quarter and up $466 thousand, or 3.0%, from the same quarter a year ago. The increase from the previous quarter was primarily attributed to salaries and benefits expense which increased $233 thousand, due mainly to benefit and incentive costs, and other operating expenses which increased $330 thousand, due mainly to $230 of non credit related losses. The increase compared to the prior year quarter was primarily due to increases in accounting, legal and professional fees, offset in part by the recognition in the year ago quarter of $357 thousand for merger related severance and benefit accruals. Accounting, legal and other professional fees totaled $1.4 million, $1.6 million and $535 thousand for the quarters ended September 30, 2005, June 30, 2005 and September 30, 2004, respectively. Such costs for the September 2005 and June 2005 quarters were primarily attributed to filling staffing vacancies, outsourcing certain functions that were previously performed internally, and activities associated with reviewing, implementing and maintaining controls in accordance with provisions of Section 404 of the Sarbanes-Oxley Act of 2002. The September 2004 quarter included $119 thousand of merger related legal and professional fees as compared to minimal amounts in the 2005 quarters.

Provision for income taxes - The effective tax rate for the three months ended September 30, 2005 was 26.9% compared to 30.1% in the previous quarter and 26.3% for the same quarter last year. The decrease in the effective tax rate as compared to the prior quarter was a result of tax exempt income, primarily earnings on bank owned life insurance, representing a relatively greater portion of pre-tax earnings.

Balance sheet - Total assets at September 30, 2005 were $2.46 billion compared to $2.57 billion at the end of 2004 and $2.59 billion a year ago. Compared to a year ago, loans decreased by $153.3 million, or 8.1%, which continues to be primarily attributed to the closing of the aircraft lending centers, less emphasis being placed on indirect consumer lending, competitive factors involving rate and structure and a reduction in lending staff in areas where there is significant market overlap with Huntington Bancshares Incorporated (“Huntington” – see Pending Merger below). Total deposits decreased by $50.4 million, or 2.7%, from the end of 2004 and by $27.4 million, or 1.5%, from a year ago while total borrowings have declined by $71.1 million from year end 2004 and by $116.1 million from a year ago.

Asset quality – At September 30, 2005, non-performing loans were $29.5 million, or 1.69% of total loans, compared to $30.2 million, or 1.61% of total loans, at December 31, 2004 and $29.2 million, or 1.53% of total loans, at September 30, 2004. Delinquent loans to total loans declined to 1.46% at September 30, 2005 compared to 1.60% at both December 31, 2004 and September 30, 2004.

Non-performing loans, excluding the portion of the loans guaranteed by the government, were $22.9 million at September 30, 2005 compared to $22.9 million at December 31, 2004 and $22.2 million at September 30, 2004.

Pending Merger

On October 6, 2005, Huntington announced that the Office of the Comptroller of the Currency has lifted its formal written agreement dated February 28, 2005 with The Huntington National Bank. Huntington also announced that, although the Federal Reserve written agreements remain in effect, Huntington intends to proceed with the filing of the application to acquire the Company. As announced November 12, 2004, the Company and Huntington entered into an amendment to their January 26, 2004 merger agreement extending the term of the agreement for one year from January 27, 2005 to January 27, 2006.

About Unizan

Unizan Financial Corp., a $2.5 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	2005 3rd Qtr	2005 2nd Qtr	2005 1st Qtr	2004 4th Qtr	2004 3rd Qtr
EARNINGS
Net Interest Income FTE (1)	$17,197	17,350	17,056	17,510	16,400
Provision for loan losses	1,650	1,429	1,295	1,425	3,750
Other income	8,666	7,064	7,004	6,836	7,281
Security gains/(losses), net	—	—	—	(3,348)	(60)
Other expenses	16,149	15,543	16,147	15,048	15,683
FTE adjustment (1)	278	283	283	279	280
Net income	$5,695	5,003	4,533	3,274	2,879
Net income per share - diluted	$0.26	0.23	0.20	0.15	0.13

PERFORMANCE RATIOS
Return on average assets (ROA)	0.91%	0.80%	0.73%	0.50%	0.44%
Return on average common equity (ROE)	7.06%	6.34%	5.84%	4.16%	3.71%
Tangible return on average tangible assets (2)	1.02%	0.91%	0.83%	0.60%	0.55%
Tangible return on avg. tangible common equity (2)	11.31%	10.35%	9.67%	7.20%	6.85%
Net interest margin FTE (1)	3.05%	3.07%	3.02%	2.97%	2.75%
Efficiency ratio (3)	59.99%	61.07%	64.41%	58.86%	62.03%

MARKET DATA
Book value/common share	$14.44	14.34	14.16	14.17	14.06
Tangible book value/common share	9.67	9.54	9.33	9.29	9.16
Period-end common share mkt value	24.21	26.79	26.00	26.35	27.61
Market as a % of book	167.6%	186.8%	183.6%	186.0%	196.4%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	52.4%	59.7%	65.8%	91.0%	103.3%
Average basic common shares	22,150,784	22,104,216	22,088,798	22,066,952	21,910,942
Average diluted common shares	22,263,301	22,225,063	22,200,120	22,211,146	22,052,059
Period end common shares	22,122,286	22,119,382	22,098,482	22,017,113	22,059,010
Common stock market capitalization	$535,581	592,578	574,561	580,151	609,049

ASSET QUALITY
Gross charge-offs	$3,480	3,164	2,558	7,194	2,952
Net charge-offs	2,496	2,024	1,782	5,095	2,285
Delinquency Ratio	1.46%	1.32%	1.38%	1.60%	1.60%
Allowance for loan losses	$24,426	25,273	25,868	26,356	26,387
Non-accrual loans	29,535	30,341	29,423	28,294	26,628
Past due 90 days or more & accruing	6	387	726	1,856	2,546
Other assets owned	2,619	2,133	1,604	2,612	2,254
Nonperforming assets (NPAs)	32,160	32,861	31,753	32,762	31,428
Restructured loans	5,247	5,302	5,339	2,430	2,461
Net charge-off ratio	0.57%	0.45%	0.39%	1.08%	0.47%
Allowance/loans	1.40%	1.42%	1.42%	1.41%	1.39%
NPL to loans	1.69%	1.72%	1.65%	1.61%	1.53%
NPA to loans + other assets	1.84%	1.84%	1.74%	1.75%	1.65%
Allowance to NPLs	82.69%	82.25%	85.80%	87.42%	90.45%

AVERAGE BALANCES
Assets	$2,470,685	2,497,436	2,518,865	2,579,517	2,615,839
Deposits	1,810,309	1,822,754	1,817,157	1,820,310	1,845,818
Loans	1,765,161	1,797,618	1,830,693	1,883,193	1,935,094
Earning assets	2,239,808	2,269,382	2,291,068	2,349,292	2,376,178
Shareholders’ equity	320,130	316,386	314,984	313,231	308,618

ENDING BALANCES
Assets	$2,459,931	2,488,137	2,517,941	2,572,834	2,593,502
Deposits	1,790,330	1,829,003	1,825,307	1,840,726	1,817,768
Loans	1,749,811	1,783,708	1,823,202	1,874,393	1,903,102
Goodwill and other intangible assets	105,527	106,161	106,794	107,444	108,128
Earning assets	2,222,274	2,251,245	2,292,673	2,340,268	2,351,402
Total shareholders’ equity	319,482	317,175	312,870	311,925	310,186

(1)	-	FTE defined as fully tax-equivalent
(2)	-	Net income adjusted for amortization of intangibles, after tax, divided by average total assets or average total equity, as applicable, reduced by average goodwill and other intangibles.
(3)	-	Excludes amortization of intangibles. Fourth quarter 2004 excludes $246 pre-tax merger relted professional fees and severance accruals. Third quarter 2004 excludes $488 pre-tax gain on sale of Wooster Financial Center and $476 pre-tax merger related professional fees and severance accruals.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	9/30/05	6/30/05	3/31/05	12/31/04	09/30/04
ASSETS
Federal funds sold and interest bearing deposits with banks	$7,843	$6,040	$13,149	$7,139	$8,408
Securities, net	427,149	424,481	419,750	422,566	404,104
Federal Home Loan Bank stock, at cost	37,471	37,016	36,572	36,170	35,788
Loans originated and held for sale	2,385	3,988	2,066	1,256	2,353
Loans:
Commercial, financial and agricultural	220,980	225,747	236,062	268,339	266,262
Aircraft	76,440	83,342	93,527	106,845	117,497
Commercial real estate	593,322	597,409	610,945	607,470	610,061
Residential real estate	421,066	431,219	437,819	439,866	441,338
Consumer	435,618	442,003	442,783	450,617	465,591

Total Loans less unearned income	1,747,426	1,779,720	1,821,136	1,873,137	1,900,749
Less allowance for loan losses	24,426	25,273	25,868	26,356	26,387

Net loans	1,723,000	1,754,447	1,795,268	1,846,781	1,874,362

Total earning assets	2,222,274	2,251,245	2,292,673	2,340,268	2,351,402

Cash and cash equivalents	57,232	55,965	45,347	52,057	61,072
Premises and equipment, net	21,719	21,818	22,111	22,226	22,787
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	13,556	14,190	14,823	15,473	16,157
Accrued interest receivable and other assets	77,605	78,221	76,884	77,195	76,500

Total Assets	$2,459,931	$2,488,137	$2,517,941	$2,572,834	$2,593,502

LIABILITIES
Deposits:
Non-interest bearing deposits	$219,659	$213,026	$209,872	$231,004	$213,621
Demand - interest bearing	185,664	196,842	202,651	219,249	229,938
Savings and money market	517,668	527,784	528,266	526,972	517,295
Certificates and other time deposits	867,339	891,351	884,518	863,501	856,914

Total deposits	1,790,330	1,829,003	1,825,307	1,840,726	1,817,768

Total borrowings	323,293	316,261	353,791	394,373	439,400
Accrued taxes, expenses and other liabilities	26,826	25,698	25,973	25,810	26,148

Total Liabilities	2,140,449	2,170,962	2,205,071	2,260,909	2,283,316

SHAREHOLDERS’ EQUITY
Common stock, $1.00 stated value	22,173	22,123	22,123	22,123	22,123
Paid-in capital	221,570	220,537	220,669	220,741	221,141
Retained earnings	81,125	78,423	76,405	74,854	74,560
Stock held by deferred compensation plan	(2,183)	(2,189)	(2,243)	(2,279)	(2,112)
Treasury stock, at cost	(15)	(92)	(646)	(1,137)	(1,647)
Accumulated other comprehensive loss	(3,188)	(1,627)	(3,438)	(2,377)	(3,879)

Total Shareholders’ Equity	319,482	317,175	312,870	311,925	310,186

Total Liabilities and Shareholders’ Equity	$2,459,931	$2,488,137	$2,517,941	$2,572,834	$2,593,502

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except share and per share data)

	Three months ended
	9/30/05	6/30/05	3/31/05	12/31/04	09/30/04
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$87	$95	$71	$25	$21
Interest and dividends on securities	4,420	4,202	3,868	3,742	3,040
Interest and fees on loans and loans held for sale	28,092	27,478	26,889	27,452	26,693

Total interest income	32,599	31,775	30,828	31,219	29,754

Interest expense:
Interest on deposits	11,658	10,762	9,920	9,392	9,058
Interest on borrowings	4,022	3,946	4,135	4,596	4,576

Total interest expense	15,680	14,708	14,055	13,988	13,634

Net interest income	16,919	17,067	16,773	17,231	16,120
Provision for loan losses	1,650	1,429	1,295	1,425	3,750

Net interest income after provision for loan losses	15,269	15,638	15,478	15,806	12,370

Other income:
Trust, financial planning, brokerage and insurance sales	1,964	2,332	2,247	2,065	1,793
Customer service fees	1,752	1,713	1,579	1,784	1,854
Gains on sale of loans	1,267	1,069	1,187	1,117	1,008
Security gains/(losses), net	—	—	—	(3,348)	(60)
Other operating income	3,683	1,950	1,991	1,870	2,626

Total other income	8,666	7,064	7,004	3,488	7,221

Other expense:
Salaries, wages, pension and benefits	7,850	7,617	7,988	6,489	8,211
Occupancy expense	872	831	908	802	875
Furniture and equipment expense	516	486	503	533	520
Taxes other than income taxes	659	687	679	510	557
Intangible amortization expense	634	634	650	684	868
Other operating expense	5,618	5,288	5,419	6,030	4,652

Total other expense	16,149	15,543	16,147	15,048	15,683

Income before income taxes	7,786	7,159	6,335	4,246	3,908
Provision for income taxes	2,091	2,156	1,802	972	1,029

Net Income	$5,695	$5,003	$4,533	$3,274	$2,879

Earnings per share:
Basic	$0.26	$0.23	$0.21	$0.15	$0.13
Diluted	$0.26	$0.23	$0.20	$0.15	$0.13

Dividends per share	$0.135	$0.135	$0.135	$0.135	$0.135

Weighted average number of shares:
Basic	22,150,784	22,104,216	22,088,798	22,066,952	21,910,942
Diluted	22,263,301	22,225,063	22,200,120	22,211,146	22,052,059

NOTE :	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except share and per share data)

	Year to Date
	9/30/2005	9/30/2004
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$253	$42
Interest and dividends on securities	12,490	11,906
Interest and fees on loans and loans held for sale	82,459	81,940

Total interest income	95,202	93,888

Interest expense:
Interest on deposits	32,340	27,024
Interest on borrowings	12,103	13,279

Total interest expense	44,443	40,303

Net interest income	50,759	53,585
Provision for loan losses	4,374	7,700

Net interest income after provision for loan losses	46,385	45,885

Other income:
Trust, financial planning, brokerage and insurance sales	6,543	5,796
Customer service fees	5,044	5,546
Gains on sale of loans	3,523	2,939
Security gains, net	—	192
Other operating income	7,624	6,946

Total other income	22,734	21,419

Other expense:
Salaries, wages, pension and benefits	23,455	31,479
Occupancy expense	2,611	2,537
Furniture and equipment expense	1,505	1,627
Taxes other than income taxes	2,025	1,797
Intangible amortization expense	1,917	2,504
Other operating expense	16,326	15,687

Total other expense	47,839	55,631

Income before income taxes	21,280	11,673
Provision for income taxes	6,049	3,251

Net Income	$15,231	$8,422

Earnings per share:
Basic	$0.69	$0.39
Diluted	$0.69	$0.38

Dividends per share	$0.405	$0.405

Weighted average number of shares:
Basic	22,114,826	21,805,547
Diluted	22,229,672	22,005,003

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended September 30,						Nine Months Ended September 30,
	2005			2004			2005			2004
(dollars in thousands)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
Interest-earning assets

Interest bearing deposits and federal funds sold	$10,076	$87	3.43%	$9,113	$21	0.92%	$13,399	$253	2.52%	$6,535	$42	0.86%
Securities	464,571	4,686	4.00	431,971	3,309	3.05	455,582	13,297	3.90	480,472	12,703	3.53
Total loans (2)	1,765,161	28,104	6.32	1,935,094	26,704	5.49	1,797,584	82,497	6.14	1,956,844	81,978	5.60

Total interest-earning assets (3)	2,239,808	32,877	5.82	2,376,178	30,034	5.03	2,266,565	96,047	5.67	2,443,851	94,723	5.18

Nonearning assets:
Cash and due from banks	51,435			58,010			50,347			58,164
Other nonearning assets	204,278			206,434			204,075			208,312
Allowance for loan losses	(24,836)			(24,783)			(25,503)			(24,607)

Total assets	$2,470,685			$2,615,839			$2,495,484			$2,685,720

Interest bearing liabilities:

Demand deposits	$185,831	$377	0.80%	$231,466	$308	0.53%	$197,610	$1,069	0.72%	$245,507	$997	0.54%
Savings deposits	526,153	3,468	2.62	505,279	1,561	1.23	525,217	8,904	2.27	513,807	4,058	1.05
Time deposits	884,591	7,813	3.50	886,615	7,189	3.23	879,646	22,367	3.40	920,700	21,969	3.19

Total deposits	1,596,575	11,658	2.90	1,623,360	9,058	2.22	1,602,473	32,340	2.70	1,680,014	27,024	2.15
Subordinated note	20,619	504	9.70	20,619	505	9.74	20,619	1,514	9.82	20,619	1,514	9.81
Other borrowings	294,922	3,518	4.73	418,646	4,071	3.87	316,868	10,589	4.47	436,032	11,765	3.60

Total borrowings	315,541	4,022	5.06	439,265	4,576	4.14	337,487	12,103	4.79	456,651	13,279	3.88

Total interest bearing liabilities	1,912,116	15,680	3.25	2,062,625	13,634	2.63	1,939,960	44,443	3.06	2,136,665	40,303	2.52

Noninterest bearing liabilities:

Demand deposits	213,734			222,458			214,242			218,612
Other liabilities	24,705			22,138			24,099			23,554
Shareholders’ equity	320,130			308,618			317,183			306,889

Total liabilities and equity	$2,470,685			$2,615,839			$2,495,484			$2,685,720

Net interest income and interest rate spread (3)		$17,197	2.57%		$16,400	2.40%		$51,604	2.61%		$54,420	2.66%

Net interest margin (4)			3.05%			2.75%			3.04%			2.97%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)

	9/30/05	6/30/05	3/31/05	12/31/04	09/30/04
Non-performing loans:
Commercial	$2,029	$3,284	$1,588	$1,689	$1,683
Commercial real estate	4,642	5,255	6,477	6,453	5,620
Government guaranteed	8,862	8,559	8,690	9,266	9,438
Aircraft	2,085	2,734	2,950	2,826	2,450
Residential real estate	10,064	9,214	8,931	8,375	8,577
Direct installment loans	47	30	28	111	63
Indirect installment loans	2	6	67	204	160
Home equity	1,810	1,646	1,418	1,226	1,183

Total non-performing loans	29,541	30,728	30,149	30,150	29,174
Less: Government guaranteed amount	6,601	6,483	6,739	7,294	7,023

Total non-performing loans excluding government guaranteed amount	$22,940	$24,245	$23,410	$22,856	$22,151

Total non-performing loans	$29,541	$30,728	$30,149	$30,150	$29,174
Other assets owned	2,619	2,133	1,604	2,612	2,254

Total non-performing assets	32,160	32,861	31,753	32,762	31,428
Less: Government guaranteed amount	6,948	6,829	7,085	7,976	7,759

Total non-performing assets excluding government guaranteed amount	$25,212	$26,032	$24,668	$24,786	$23,669

Restructured loans	$5,247	$5,302	$5,339	$2,430	$2,461

Ratio of:
Non-performing loans to total loans	1.69%	1.72%	1.65%	1.61%	1.53%
Non-performing assets to total assets	1.31%	1.32%	1.26%	1.27%	1.21%
Non-performing assets to total loans + other assets	1.84%	1.84%	1.74%	1.75%	1.65%
Allowance to total loans	1.40%	1.42%	1.42%	1.41%	1.39%
Allowance to non-performing loans	82.69%	82.25%	85.80%	87.42%	90.45%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.31%	1.36%	1.29%	1.22%	1.17%
Non-performing assets to total assets	1.02%	1.05%	0.98%	0.96%	0.91%
Non-performing assets to total loans + other assets	1.44%	1.46%	1.35%	1.32%	1.24%
Allowance to non-performing loans	106.48%	104.24%	110.50%	115.31%	119.12%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

Average loans and leases:
Commercial	$142,061	$149,892	$159,226	$187,149	$195,561
Commercial real estate	597,232	605,529	607,789	607,848	636,693
Government guaranteed	74,238	73,627	75,817	72,949	64,643
Aircraft	80,808	87,516	100,834	111,681	121,690
Residential real estate	427,798	436,273	439,089	441,000	444,772
Indirect installment loans	84,309	88,535	93,285	101,154	108,903
Home equity	324,405	325,013	322,376	326,656	326,582
Other consumer	34,310	31,233	32,277	34,756	36,250

Total average loans and leases	$1,765,161	$1,797,618	$1,830,693	$1,883,193	$1,935,094

Net charge-offs (recoveries):
Commercial	$402	$88	$284	$473	$175
Commercial real estate	6	910	419	1,060	772
Government guaranteed	233	170	84	422	353
Aircraft	628	—	17	612	(47)
Residential real estate	226	204	153	190	236
Indirect installment loans	347	271	542	1,191	416
Home equity	343	174	135	424	164
Other consumer	311	207	148	723	216

Total	$2,496	$2,024	$1,782	$5,095	$2,285

Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	1.13%	0.23%	0.71%	1.01%	0.36%
Commercial real estate	0.00%	0.60%	0.28%	0.70%	0.49%
Government guaranteed	1.26%	0.92%	0.44%	2.31%	2.18%
Aircraft	3.11%	0.00%	0.07%	2.19%	-0.15%
Residential real estate	0.21%	0.19%	0.14%	0.17%	0.21%
Indirect installment loans	1.65%	1.22%	2.32%	4.71%	1.53%
Home equity	0.42%	0.21%	0.17%	0.52%	0.20%
Other consumer	3.63%	2.65%	1.83%	8.32%	2.38%
Total	0.57%	0.45%	0.39%	1.08%	0.47%